Exhibit 99.1

3555 Timmons Lane Suite 1550 Houston, TX 77027 Phone: (713) 528-1881 Fax: (713) 337-1510

Lucas Energy Announces
Third Quarter 2013 Financial and Operating Results

For Immediate Release

HOUSTON, TEXAS - (GlobeNewswire) – February 14, 2013 – Lucas Energy, Inc. (NYSE MKT:LEI), an independent oil and gas company (the "Company" or "Lucas"), today announced third quarter results ending December 31, 2012 for fiscal year 2013.  For the quarter, Lucas reported a net loss of $2.7 million, or $0.10 per diluted share, versus a net loss of $2.2 million, or $0.11 per diluted share, for the same quarter last year.  Average production increased 37 percent to 215 net barrels of oil equivalent per day (“boe/d”) compared to the same quarter last year of 157 net boe/d.  Revenue increased 48 percent to $1.9 million compared to $1.3 million the same period last year.

For the nine months ending December 31, 2012, Lucas reported a net loss of $6.2 million, or $0.25 per diluted share, versus $5.1 million, or $0.28 per diluted share, for the same nine month period last year.  Average production increased 69 percent to 243 net boe/d compared to the same period last year of 144 net boe/d.  Revenue increased 82 percent to $6.4 million compared to $3.5 million the same period last year.

“This quarter was very challenging for Lucas.  We ended the month of December with a new CEO and implemented a strategic staff reduction to mitigate our dwindling cash flows.  By the first week of February we reduced our staffing needs to only 9 full-time employees and several consultants and drastically reduced general and administrative costs going forward by over 40 percent.  We continue to progress in our effort of making Lucas a positive cash flow company.  We also continue to see our production stabilize as a result of implementing a series of work overs on our operated wells.  Our goal is to seek opportunities to operate efficiently and deliver value to our shareholders.  We are optimistic about our efforts to date and the path going forward and continue to appreciate the dedication of all of our current employees.”

About Lucas Energy, Inc.

Lucas Energy, Inc., a Nevada corporation, is an independent oil and gas company based in Houston, Texas. The Company acquires underdeveloped oil and gas properties, restores production to the properties, and looks for underlying value.  Currently, the Company is active in the Austin Chalk, Eagle Ford, Eaglebine, and Buda trends. Our goal for the current year is production and revenue growth, and expansion of our asset base.

For more information on this and other activities of the Company, please visit the Lucas Energy web site at www.lucasenergy.com.

3555 Timmons Lane Suite 1550 Houston, TX 77027 Phone: (713) 528-1881 Fax: (713) 337-1510

Company Website:
www.lucasenergy.com

Contact:
Anthony C. Schnur, CEO
(713) 528-1881

Forward-Looking Statements

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Act") and Section 21E of the Securities Act of 1934, as amended (the "Exchange Act"). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, projection, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company's SEC filings including its Form 10-K and Form 10-Q's. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.